Exhibit 10.3
EMPLOYEE MATTERS AGREEMENT
          EMPLOYEE MATTERS AGREEMENT, dated as of [          ], 2009 (this “Agreement”), by and between OCWEN FINANCIAL CORPORATION, a Florida corporation (“OCWEN”), and ALTISOURCE SOLUTIONS S.À R.L., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg and an indirect, wholly-owned subsidiary of OCWEN (“ALTISOURCE”). Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Separation Agreement to be entered into between OCWEN and Altisource Portfolio Solutions S.A., the sole parent of ALTISOURCE (“ALTISOURCE Parent”) (the “Separation Agreement”).
R E C I T A L S
          WHEREAS, OCWEN and ALTISOURCE Parent are entering into the Separation Agreement pursuant to which OCWEN will (i) separate its existing business into two independent businesses, (ii) contribute the ALTISOURCE Business to ALTISOURCE and (iii) distribute all of the capital stock of ALTISOURCE Parent to the shareholders of OCWEN as a dividend; and
          WHEREAS, OCWEN and ALTISOURCE wish to set forth their agreements as to certain matters regarding compensation and employee benefits.
          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties agree as follows:
ARTICLE I
General
          SECTION 1.01 General Allocation of Assets and Liabilities for Existing Plans. Except as otherwise specifically provided herein, from and after the Distribution, (a) OCWEN shall retain, or shall cause the applicable other members of the OCWEN Group or its or their applicable employee benefit plans to retain, sponsorship of, and all Assets and Liabilities arising out of or relating to, all employment, compensation and employee benefits-related plans, programs, agreements and arrangements sponsored or maintained by OCWEN or any of its Subsidiaries (other than ALTISOURCE Parent and its Subsidiaries) immediately prior to the Distribution (collectively, the “Existing OCWEN Plans”) and (b) ALTISOURCE shall retain, or shall cause the applicable other members of the ALTISOURCE Group or its or their applicable employee benefit plans to retain, sponsorship of, and all Assets and Liabilities arising out of or relating to, all employment, compensation and employee benefits-related plans, programs, agreements and arrangements sponsored or maintained by ALTISOURCE Parent or any of its Subsidiaries immediately prior to the Distribution, if any (collectively, the “Existing ALTISOURCE Plans”).
          SECTION 1.02 Cessation of Participation in OCWEN Plans. Except as otherwise expressly provided herein, as of the Distribution, each employee of ALTISOURCE or any of its Subsidiaries (whether or not on disability or any other leave of absence) giving effect to the Distribution (it being understood that ALTISOURCE Parent has no employees)

(collectively, the “ALTISOURCE Employees”) shall immediately cease to be eligible for and participate actively in any Existing OCWEN Plan.
          SECTION 1.03 Adoption of New ALTISOURCE Plans. Except as otherwise expressly provided herein or in the Separation Agreement, in connection with the Distribution, ALTISOURCE shall provide, or shall cause to be provided, compensation and employee benefits to the ALTISOURCE Employees under one or more existing or newly adopted employee benefit plans, programs or arrangements. Except as otherwise expressly provided herein or in the Separation Agreement, ALTISOURCE shall be solely responsible for all Liabilities arising out of or relating to such plans, programs and arrangements.
ARTICLE II
OCWEN Options and Restricted Stock
          SECTION 2.01 Stock Options. (a) Effective as of the Distribution, each option to purchase OCWEN Common Stock (“OCWEN Stock Options”) granted and outstanding under either the 2007 Equity Incentive Plan or the 1991 Non-Qualified Stock Option Plan of OCWEN (“OCWEN Option Plans”) shall remain granted and outstanding and shall not, and OCWEN shall cause (to the maximum extent permitted under the OCWEN Option Plans) the OCWEN Stock Options not to, terminate, accelerate or otherwise vest as a result of the Distribution, and each holder thereof immediately prior to the Distribution will be entitled to receive the following, determined in a manner in accordance with, and subject to, the relevant OCWEN Option Plan, FAS123R and Section 409A of the Internal Revenue Code: (i) a number of options to acquire shares of ALTISOURCE Common Stock equal to the product of (x) the number of OCWEN Stock Options held by such holder on the Distribution and (y) one-third (1/3) (the “ALTISOURCE Stock Options”), with an exercise price to be determined in a manner consistent with this Section 2.01 and (ii) the same number of OCWEN Stock Options as such holder had prior to the Distribution, with an adjusted exercise price to be determined in a manner consistent with this Section 2.01 (the “Adjusted OCWEN Stock Options”) (the ALTISOURCE Stock Options and the Adjusted OCWEN Stock Options, together, the “Post-Distribution Stock Options”).
          (b) The option exercise price of the ALTISOURCE Stock Options and the Adjusted OCWEN Stock Options shall be set at a value so as to maintain the intrinsic value of the OCWEN Stock Options, both individually and in the aggregate, and to maintain the ratio of exercise price to fair market value of the OCWEN Stock Options and the Post-Distribution Stock Options.
          (c) Each of OCWEN and ALTISOURCE intends that, subsequent to the Distribution, ALTISOURCE shall enact, or shall cause to be enacted, one or more equity incentive or similar plans that will allow or provide for the issuance of new options (or other equity-based awards) to acquire ALTISOURCE Common Stock, on such terms, and subject to such conditions (including, without limitation, as to eligibility, vesting and performance criteria), as ALTISOURCE may decide in its sole discretion.

          SECTION 2.02 Restricted Stock. Pursuant to the Distribution, each holder of shares of OCWEN Common Stock that is subject to restriction shall receive a dividend of ALTISOURCE Common Stock as provided for in the Separation Agreement. Any such share of ALTISOURCE Common Stock received as a dividend in respect of restricted OCWEN Common Stock shall be subject to the same restrictions and terms (including vesting schedule and forfeiture) as were applicable, as of the Distribution Date, to the restricted OCWEN Common Stock on which the dividend was declared and paid (except where applicable laws in such foreign jurisdictions may require a different approach).
          SECTION 2.03 Form S-8. Subsequent to the effectiveness of the Form 10, but prior to the consummation of the Distribution, ALTISOURCE shall prepare and file with the Commission a registration statement on Form S-8 (or another appropriate form) registering a number of shares of ALTISOURCE Common Stock equal to the number of options to purchase ALTISOURCE Common Stock resulting from the actions contemplated in Section 2.01 above and under any new equity incentive or similar plan. ALTISOURCE shall use its reasonable best efforts to cause any such registration statement to be effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any options to purchase ALTISOURCE Common Stock may remain outstanding.
          SECTION 2.04 Section 16. The Parties shall take all reasonable steps as may be required to cause the transactions contemplated by this Article II and any other acquisitions of ALTISOURCE equity securities (including derivative securities) or dispositions of OCWEN equity securities (including derivative securities) in connection with this Agreement or the Separation Agreement by each individual who is a director or officer of OCWEN or ALTISOURCE subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
ARTICLE III
U.S. Retirement and Deferred Compensation Plans
          SECTION 3.01 U.S. Tax-Qualified 401(k) Plan. (a) Effective as of the Distribution, ALTISOURCE shall have in effect a defined contribution plan within the meaning of Section 401(k) of the Code (the “ALTISOURCE 401(k) Plan”) that will provide benefits to eligible and participating ALTISOURCE Employees and any former employee of ALTISOURCE or any of its Subsidiaries (other than any such individual who was employed directly by OCWEN or any of its Subsidiaries (other than ALTISOURCE or any of its Subsidiaries) at any time following such individual’s most recent direct employment with ALTISOURCE or any of its Subsidiaries) (each such former employee, a “Former ALTISOURCE Employee”) participating in OCWEN’s 401(k) Plan (the “OCWEN 401(k) Plan”) (except where applicable laws in such foreign jurisdictions may require a different approach). Each ALTISOURCE Employee and Former ALTISOURCE Employee participating in the OCWEN 401(k) Plan immediately prior to the effectiveness of the ALTISOURCE 401(k) Plan shall be eligible to participate in the ALTISOURCE 401(k) Plan as of such effectiveness. ALTISOURCE shall cause each ALTISOURCE Employee to be credited with all service accrued with OCWEN and its Subsidiaries prior to such transfer for all purposes under the ALTISOURCE 401(k) Plan.

          (b) Within a reasonable period of time following the Distribution, OCWEN shall cause to be transferred to the ALTISOURCE 401(k) Plan, and ALTISOURCE shall cause the ALTISOURCE 401(k) Plan to accept, an amount equal to the account balances of all ALTISOURCE Employees and Former ALTISOURCE Employees who are participants in the OCWEN 401(k) Plan. Such transfer shall include any promissory notes evidencing outstanding loan balances under the OCWEN 401(k) Plan with respect to such account balances. OCWEN shall debit the account of each such individual under the OCWEN 401(k) Plan by the amount transferred for the benefit of such individual to the ALTISOURCE 401(k) Plan, and ALTISOURCE shall allocate the amounts transferred to the ALTISOURCE 401(k) Plan to the account of each such individual by crediting such account with the amount debited from such individual’s account under the OCWEN 401(k) Plan. Following the foregoing transfer, ALTISOURCE and/or the ALTISOURCE 401(k) Plan shall assume all Liabilities of OCWEN, the OCWEN Group and their respective Affiliates under the OCWEN 401(k) Plan with respect to all participants in the OCWEN 401(k) Plan whose balances were transferred to the ALTISOURCE 401(k) Plan and their beneficiaries, and OCWEN, the OCWEN Group and their respective Affiliates and the OCWEN 401(k) Plan shall have no Liabilities to provide such participants with benefits under the OCWEN 401(k) Plan following such transfer. OCWEN and ALTISOURCE shall use reasonable efforts to minimize the duration of any “blackout period” imposed in connection with the transfer of account balances from the OCWEN 401(k) Plan to the ALTISOURCE 401(k) Plan.
          SECTION 3.02 Director Non-Qualified Deferred Compensation Plans. OCWEN shall retain, or shall cause the applicable other members of the OCWEN Group to retain, sponsorship of, and all Assets and Liabilities arising out of or relating to, OCWEN’s 1996 Stock Plan for Directors, as amended and Deferred Plan for Directors, dated March 7, 2005, and shall make, or cause to be made, payments to all participants in such plans, including those who are current or former directors of OCWEN, in accordance with the terms of the applicable plan.
ARTICLE IV
Incentive Plans
          SECTION 4.01 Annual Incentive Plan. ALTISOURCE shall assume all Liabilities with respect to ALTISOURCE Employees and ALTISOURCE Former Employees pursuant to OCWEN’s 1998 Annual Incentive Plan (“OCWEN AIP”) as in effect as of the Distribution Date that relate to any periods under the OCWEN AIP commencing prior to and ending after the Distribution Date (the “Applicable Performance Periods”), and OCWEN, the OCWEN Group and their respective Affiliates shall have no Liabilities to provide ALTISOURCE Employees or ALTISOURCE Former Employees with benefits under the OCWEN AIP with respect to the Applicable Performance Periods. ALTISOURCE expects to (a) establish an incentive plan (the “ALTISOURCE AIP”) for ALTISOURCE Employees and ALTISOURCE Former Employees that will contain the same terms as the OCWEN AIP as in effect as of the Distribution Date with respect to the Applicable Performance Periods and (b) at the times originally prescribed by the OCWEN AIP, make payments to the ALTISOURCE Employees and Former ALTISOURCE Employees with respect to the Applicable Performance Periods in accordance with the terms of the ALTISOURCE AIP.

ARTICLE V
U.S. Welfare Benefits, Severance Plan and Other Matters
          SECTION 5.01 U.S. Welfare Plans. (a) No later than the Distribution, ALTISOURCE shall have in effect welfare benefit plans that provide an appropriate level of [life insurance, health care, dental care, accidental death and dismemberment insurance, disability and other group welfare benefits] (the “ALTISOURCE Welfare Plans”) for ALTISOURCE Employees employed in Luxembourg or such other foreign jurisdiction as may become applicable, who immediately prior to the date such ALTISOURCE Welfare Plans are established (the “Welfare Plan Transition Date”) are participants in the comparable Existing OCWEN Plans (the “OCWEN Welfare Plans”) (except where applicable laws in such foreign jurisdictions may require a different approach). OCWEN and ALTISOURCE agree that, to the extent reasonably practicable, the ALTISOURCE Welfare Plans shall provide to such ALTISOURCE Employees coverage that is substantially similar to the coverage that was provided to them under the corresponding OCWEN Welfare Plans immediately prior to the Welfare Plan Transition Date. ALTISOURCE shall, subject to approval by its third-party insurance providers, (A) waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such ALTISOURCE Employees and their dependents under the ALTISOURCE Welfare Plans to the extent previously satisfied under the applicable corresponding OCWEN Welfare Plan immediately prior to the Welfare Plan Transition Date and (B) provide each such ALTISOURCE Employee and his or her eligible dependents with credit under ALTISOURCE Welfare Plans for any co-payments and deductibles paid under corresponding OCWEN Welfare Plans prior to the Welfare Plan Transition Date in the calendar year in which the Welfare Plan Transition Date occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any ALTISOURCE Welfare Plans in which such ALTISOURCE Employees participate.
          (b) ALTISOURCE shall retain, or shall cause the applicable other members of the ALTISOURCE Group or the applicable ALTISOURCE Welfare Plans to retain, responsibility for all claims for welfare benefits incurred prior to, from and after the Distribution under the OCWEN Welfare Plans and the ALTISOURCE Welfare Plans by ALTISOURCE Employees and their dependents and beneficiaries.
          SECTION 5.02 COBRA and HIPAA. ALTISOURCE shall retain all liabilities and obligations to ALTISOURCE Employees and their eligible dependents, in respect of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and applicable state law.
ARTICLE VI
Termination
          SECTION 6.01 Termination. This Agreement may be terminated by OCWEN at any time, in its sole discretion, prior to the Distribution Date.

          SECTION 6.02 Effect of Termination. In the event of any termination of this Agreement prior to the Distribution Date, neither party (or any of its directors or officers) shall have any Liability or further obligation to the other party.
ARTICLE VII
Miscellaneous
          SECTION 7.01 No Third-Party Beneficiaries. Without limiting the generality of Section 10.04 of the Separation Agreement, this Agreement is solely for the benefit of the parties hereto, and no current or former director, officer, employee or independent contractor of any member of the OCWEN Group or any member of the ALTISOURCE Group or any other individual associated therewith (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any benefit plan, program, policy, agreement or arrangement of any member of the OCWEN Group or any member of the ALTISOURCE Group. No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any benefit plans, programs, policies, agreements or arrangements of any member of the OCWEN Group or any member of the ALTISOURCE Group, and nothing herein shall be construed as an amendment to any such benefit plan, program, policy, agreement or arrangement. No provision of this Agreement shall require any member of the OCWEN Group or any member of the ALTISOURCE Group to continue the employment of any employee of any member of the OCWEN Group or any member of the ALTISOURCE Group for any specific period of time following the Distribution Date.
          SECTION 7.02 Confidentiality. This Agreement and the information provided to each party hereunder shall be subject to the confidentiality provisions set forth in Sections 6.07 and 6.08 of the Separation Agreement.
          SECTION 7.03 Dispute Resolution. All disputes, controversies and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled in accordance with the provisions of Article VII of the Separation Agreement, which shall apply mutatis mutandis to this Agreement.
          SECTION 7.04 Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions in Article X of the Separation Agreement (which Article X addresses counterparts, entire agreement, corporate power, governing law, assignability, third party beneficiaries, notices, severability, publicity, expenses, headings, survival of covenants, waivers of default, specific performance, amendments, interpretation, jurisdiction and service of process) shall apply mutatis mutandis to this Agreement.
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          IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed as of the date first written above by their duly authorized representatives.

OCWEN FINANCIAL CORPORATION

By

Name:
Title:

ALTISOURCE SOLUTIONS S.À R.L.

By

Name:
Title: